UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2025

Bolt Projects Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40223	86-1256660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2261 Market Street, Suite 5447 San Francisco, CA	94114
(Address of principal executive offices)	(Zip Code)

(415) 325-5912

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BSLK	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50	BSLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 10, 2025, Bolt Projects Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the Minimum Value of Listed Securities, as defined by Nasdaq (“MVLS”), of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), has been below the minimum $50 million requirement for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A) (the “Minimum Market Value of Listed Securities Requirement”). On the same day, the Company also received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that, for the last 30 consecutive business days, the Company’s minimum Market Value of Publicly Held Shares, as defined by Nasdaq (“MVPHS”), of the Company’s Common Stock has been below the minimum $15 million requirement for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(C) (the “Minimum Market Value of Publicly Held Shares Requirement”).

These letters have no immediate effect on the listing of the Common Stock on the Nasdaq Global Market, and the Common Stock will continue to trade on The Nasdaq Global Market under the symbol “BSLK,” subject to the Company’s compliance with the other continued listing requirements of The Nasdaq Global Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) and 5810(c)(3)(D), the Company has been provided a compliance period of 180 calendar days from receipt of letters, or until August 11, 2025 (the “Compliance Period”) to regain compliance with the Minimum Market Value of Listed Securities Requirement and Minimum Market Value of Publicly Held Shares Requirement. To regain compliance with the Minimum Market Value of Listed Securities Requirement, the Company’s MVLS must close at $50 million or more for a minimum of 10 consecutive business days during the Compliance Period. To regain compliance with the Minimum Market Value of Publicly Held Shares Requirement, the Company’s MVPHS must be $15 million or more for a minimum of 10 consecutive business days during the Compliance Period.

If the Company does not regain compliance with these listing requirements within the Compliance Period, Nasdaq will provide written notification to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Listing Qualifications Panel. There can be no assurance that, if the Company decides to appeal the delisting determination, such appeal would be successful. Alternatively, if the Company does not regain compliance within the Compliance Period, the Company may submit an application to transfer the listing of the Common Stock to The Nasdaq Capital Market, provided the Company meets the continued listing requirement for The Nasdaq Capital Market and pays an application fee to Nasdaq.

The Company intends to actively monitor the Company’s MVLS and MVPHS and evaluate available options to regain compliance with each such requirement. There can be no assurance that the Company will be able to regain compliance with either of these requirements or will otherwise be in compliance with other applicable Nasdaq listing rules.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s intent to monitor its MLVS and MVPHS and evaluate available options, including transferring to The Nasdaq Capital Market. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, as such factors may be updated from time to time in our filings with the United States Securities and Exchange Commission. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT PROJECTS HOLDINGS, INC.

Date: February 13, 2025	By:	/s/ Daniel Widmaier
	Name:	Daniel Widmaier
	Title:	Chief Executive Officer

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